Exhibit 10.2

March 20, 2009

Butler Service Group, Inc.
110 Summit Avenue
Montvale, NJ 07645

Attn: Ron Uyematsu

SIDE LETTER

Re:           Participation Agreement

Ladies and Gentlemen:

Reference is made to that certain (i) Third Amended and Restated Credit Agreement, dated as of August 29, 2007 (including, all annexes, exhibits and schedules thereto, and as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Butler Service Group, Inc. (the “Borrower”), the other Credit Parties signatory thereto (the Credit Parties together with the Borrower, individually and collectively “You” or “Your”), General Electric Capital Corporation (“GECC”), as a Lender and Agent for Lenders (in such capacity, the “Agent”), and the other Lenders signatory thereto from time to time, and (ii) Forbearance Agreement, dated as of March 20, 2009, by and among Borrower, the other Credit Parties signatory thereto and Agent (as amended, supplemented or otherwise modified from time to time, the “Forbearance Agreement”).  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings provided in the Credit Agreement.

In connection with, and as consideration for the Lenders agreeing to enter into, the Forbearance Agreement, You agree to deliver to Agent on or before March 24, 2009 (or such later date as may be agreed to by Agent in its sole discretion), a fully executed participation agreement, in form and substance satisfactory to Agent, by and between GECC, as seller, and Koosharem Corporation d/b/a Select Staffing (or an Affiliate thereof), as buyer (the “Participation Agreement”).

This letter shall constitute a Loan Document under the Credit Agreement.  Failure to deliver the Participation Agreement in accordance with the preceding paragraph shall constitute an Event of Default under Section 9 of the Forbearance Agreement.

This letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to choice or conflict of law principles thereof.  No party may assign its rights, duties or obligations under this letter without the prior written consent of the other parties.  This letter may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. Any amendments to this letter shall be made in writing and signed by the parties hereto.  The undersigned parties have signed below to indicate their consent to be bound by the terms and conditions of this letter.

Please indicate Your acceptance of and agreement to the foregoing by signing and returning, by facsimile, the enclosed copy of this Agreement to General Electric Capital Corporation, Attention: Jim Kaufman.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Dave Kopchick
Title: Vice President

AGREED TO AND ACCEPTED AS OF
THIS 20th DAY OF MARCH, 2009.

BUTLER SERVICE GROUP, INC.

By: /s/ Gerald P. Simone

Name: Gerald P. Simone
Title: SVP Finance & Accounting

BUTLER INTERNATIONAL, INC.
BUTLER SERVICES INTERNATIONAL, INC.
BUTLER TELECOM, INC.
BUTLER PUBLISHING, INC.
BUTLER OF NEW JERSEY REALTY CORP.
BUTLER SERVICES, INC.
BUTLER UTILITY SERVICE, INC.
BUTLER RESOURCES, LLC

By: /s/ Gerald P. Simone

Name: Gerald P. Simone
Title: SVP Finance & Accounting